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As filed with the Securities and Exchange Commission on June 8, 2001

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ARGOSY GAMING COMPANY

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)		37-1304247 (I.R.S. Employer Identification No.)
and its Guarantor Subsidiaries
Illinois Iowa Louisiana Louisiana Louisiana Indiana Indiana Indiana Indiana Iowa Iowa Louisiana Missouri (State of other jurisdiction of incorporation or organization)	Alton Gaming Company
Argosy of Iowa, Inc.
Argosy of Louisiana, Inc.
Catfish Queen Partnership in Commendam
Centroplex Centre Convention Hotel, L.L.C.
The Indiana Gaming Company
Indiana Gaming Holding Company
Indiana Gaming Company, L.P.
Indiana Gaming II, L.P.
Iowa Gaming Company
Belle of Sioux City, L.P.
Jazz Enterprises, Inc.
The Missouri Gaming Company
	(Exact name of Registrant as specified in its charter)	37-1261292 37-1333417 72-1265121 72-1274791 72-1452613 37-1314871 36-4420489 37-1314886 36-4420492 37-1329487 42-1428577 72-1214771 37-1311505 (I.R.S. Employer Identification No.)

219 Piasa Street
Alton, Illinois 62002
(618) 474-7500
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

James B. Perry
President and Chief Executive Officer
219 Piasa Street
Alton, Illinois 62002
(618) 474-7500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

R. Cabell Morris, Jr.
Winston & Strawn
35 West Wacker Drive
Chicago, Illinois 60601
(312) 558-5600

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement as determined in light of market conditions as other factors.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

   If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. /x/

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered (2)(3)	Proposed Maximum Aggregate Offering Size(4)	Amount of the Registration Fee(4)

Debt Securities, Guarantees of Debt Securities and Common Stock, par value $.01 per share
Total	$300,000,000	$300,000,000	$75,000

(1)
Any securities registered hereunder may be sold separately or as units with other securities registered hereunder and may include hybrid securities including a combination of features of certain of the securities listed above.
(2)
Includes shares of Common Stock that may be issued upon conversion of any Debt Securities that may be issued, if and to the extent convertible into Common Stock. No separate consideration will be received for (i) the Guarantees or (ii) Common Stock that are issued upon conversion of Debt Securities.
(3)
The registration fee has been calculated pursuant to Rule 457(o) of the Securities Act of 1933 and reflects the offering price rather than the principal amount of any Debt Securities issued at a discount.
(4)
If any Debt Securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering proceeds of up to $300,000,000.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS SUBJECT TO COMPLETION

Dated June 8, 2001

$300,000,000

ARGOSY GAMING COMPANY

Debt Securities and Common Stock

    We may use this prospectus from time to time to offer debt securities and shares of our common stock. The securities we offer will have an aggregate public offering price of up to $300,000,000.

    We will identify the particular securities we offer and their specific terms in a supplement to this prospectus. The prospectus supplement will also describe the manner in which the securities will be offered.

    None of the Securities and Exchange Commission, the Illinois Gaming Board, the Indiana Gaming Commission, the Iowa Racing and Gaming Commission, the Louisiana Gaming Control Board or the Missouri Gaming Commission or any other state regulatory body has approved, disapproved or passed upon the adequacy or accuracy of this prospectus or the investment merits of the securities offered in this prospectus. Any representation to the contrary is a criminal offense.

             , 2001.

ii

ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement we filed with the SEC using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of proceeds of $300,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with additional information described under the heading "Where You Can Find More Information."

FORWARD-LOOKING STATEMENTS

    The information contained in this prospectus and in the other documents referenced or incorporated herein contains forward-looking statements that involve a number of risks and uncertainties. All statements regarding our expected financial position, business, strategies and financing plans in this prospectus or in the other documents referenced or incorporated herein are forward-looking statements. In addition, you can identify forward-looking statements in those and other portions of this prospectus or in the other documents referenced or incorporated herein by the use of terminology such as "believes," "estimates," "plans," "intends," "expects," "may," "will," "should," "seeks," "pro forma" or "anticipates," or other variations thereof (including their use in the negative), or by discussions of strategies, plans or intentions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, and have based these expectations on our beliefs as well as assumptions we have made, such expectations may prove to be incorrect. A number of factors could cause results to differ materially from those anticipated by the forward-looking statements. Among these factors are:

  •
  general economic conditions in our markets;

  •
  increased competition in our markets, including the legalization of gaming in states adjacent to our operations;

  •
  whether we receive the necessary regulatory approvals of our proposed acquisition of the Empress Casino Joliet and our ability to finance the acquisition on favorable terms;

  •
  our dependence on our Lawrenceburg, Indiana casino;

  •
  our substantial leverage; and

  •
  changes in laws or regulations, joint venture relations or decisions of courts, regulators and governmental bodies.

    The information contained in this prospectus and in the other documents referenced or incorporated in this prospectus, including the Risk Factors section, identifies important factors that could cause actual results to differ from the expectations stated in the forward-looking statements. You are urged to consider these factors carefully in evaluating the forward-looking statements contained in this prospectus or in the other documents referenced or incorporated herein.

    All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by our cautionary statements. The forward-looking statements included in this prospectus are made only as of the date of this prospectus. We do not intend, and undertake no obligation, to update these forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC's website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549, at 7 World Trade Center, Suite 1300, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference facilities. Our SEC filings are also available at the office of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

    We "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and the information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below and any filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all of the securities offered by this prospectus:

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

  •
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

  •
  Current Reports on Form 8-K filed February 1, 2001, February 6, 2001 and March 9, 2001.

  •
  The description of our common stock included in the Registration Statement on Form S-8A dated February 17, 1993, including any amendments or reports filed for the purpose of updating such description.

    Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

    You may request a free copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) or any of the documents referred to in this prospectus by writing to or telephoning us at the following address: G. Dan Marshall, Vice President, Treasurer and Director of Investor Relations, Argosy Gaming Company, 219 Piasa Street, Alton, Illinois 62002, telephone (618) 474-7500.

    You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

THE COMPANY

    We are a leading owner and operator of five casinos located in riverboat gaming markets of the central United States. We pioneered riverboat gaming in St. Louis, Kansas City, Baton Rouge and Sioux City by opening the first casino in each of those markets. Our riverboat casino that serves the Cincinnati market from Lawrenceburg, Indiana is one of the largest revenue producing riverboats in the United States gaming industry. In the first quarter of 2001, we purchased our minority partners' collective 42.5% minority interest in the Lawrenceburg casino for an aggregate of $365 million. As a result, we now own 100% of all of our casinos.

    The following summarizes our casino properties:

Casino Name	Approximate Gaming Positions	2000 Net Revenues	2000 Operating Income
	(in thousands)
Argosy Casino Lawrenceburg	2,700	$348,918	$111,991
Alton Belle Casino	1,100	107,490	32,155
Argosy Casino of Greater Kansas City	1,300	92,889	17,803
Argosy Casino — Baton Rouge	1,000	66,857	11,947
Belle of Sioux City Casino	550	33,710	6,708

    Over the past several years, we have been implementing a strategic plan that has helped transform us from a company focused on developing casino properties to one recognized for achieving superior operational performance. Our strategy emphasizes increasing revenues and profits through enhancing our customer's gaming experience by providing superior service, expanding and refining direct marketing programs utilizing an extensive customer database, investing in state-of-the-art gaming products, upgrading and renovating our properties and improving cost controls.

RECENT DEVELOPMENTS

    On April 12, 2001, we signed an agreement to acquire the stock of the company which operates the Empress Casino and Hotel located in Joliet, Illinois, from Horseshoe Gaming Holding Corp. for $465 million. We have received a financing commitment from Wells Fargo Bank, National Association to fund the acquisition. The acquisition is subject to customary conditions precedent, including approvals under the Hart Scott Rodino Antitrust Improvements Act and from the Illinois Gaming Board. The gaming regulatory authorities in the five states in which we operate must also approve the additional financing necessary to complete this acquisition. We anticipate closing the transaction, subject to receiving all required approvals, in the third quarter of 2001.

RISK FACTORS

    The applicable prospectus supplement will describe risks relating to our business and risks relating to the securities being sold pursuant to the prospectus supplement. You should carefully consider the risk factors in the accompanying prospectus supplement before deciding to invest in our securities.

RATIO OF EARNINGS TO FIXED CHARGES

    The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated:

	Year Ended December 31,					Three Months Ended March 31,
	1996	1997	1998	1999	2000	2000	2001
Ratio of earnings to fixed charges	—	—	1.5x	2.4x	3.9x	3.8x	3.2x

    The ratios of earnings to fixed charges presented above were computed by dividing earnings available for fixed charges (income before income taxes plus fixed charges less capitalized interest and preferred equity return to Lawrenceburg partner) by fixed charges (interest expenses plus capitalized interest plus preferred equity return to Lawrenceburg partner and one third of rental expense (the portion deemed representative of the interest factor)).

    Our earnings were inadequate to cover fixed charges for the years ended 1996 and 1997 by approximately $45.9 million and $45.3 million, respectively.

USE OF PROCEEDS

    Unless otherwise described in any applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for the repayment of indebtedness outstanding at a particular time, including the reduction of amounts outstanding under our senior credit facility and general corporate purposes, which may include acquisitions, and investments. Pending such uses, we intend to invest such funds in short-term, investment-grade, interest-bearing instruments.

DESCRIPTION OF CERTAIN INDEBTEDNESS

    The following is a summary of important terms of our material indebtedness. We have previously filed copies of the credit agreement and indentures setting forth the terms of the indebtedness with the SEC. You should refer to those agreements for the complete terms of the indebtedness.

Senior Credit Facility

    As part of a 1999 refinancing transaction, we and substantially all of our wholly-owned operating subsidiaries entered into a senior secured revolving bank credit facility with Wells Fargo Bank, National Association and certain other lenders. The credit facility was restated in its entirety in 2001. The credit facility provides for a revolving credit facility with an aggregate principal amount of up to $400 million and terminates on June 8, 2004. We have obtained a commitment letter from Wells Fargo allowing us to increase our borrowings under the credit facility to provide the $465 million in funding for our proposed acquisition of the Empress Casino Joliet, and up to $40 million for our proposed Kenosha, Wisconsin casino development. Subsequent advances under the credit facility have been and may continue to be used to finance acquisitions and capital improvements, to provide working capital and for general corporate purposes.

    The credit facility is secured by liens on substantially all of our assets, including the equity interests in substantially all of our subsidiaries and substantially all of the assets of our subsidiaries party to the credit facility, including the subsidiary that operates the Lawrenceburg casino. The credit facility contains customary representations and warranties and affirmative and negative covenants (including, among others, covenants relating to financial and compliance reporting, capital expenditures, restricted payments, maintenance of certain financial ratios, incurrence of liens, sale or disposition of assets and incurrence of other debt) and events of default.

    At our option, interest for advances under the credit facility will accrue at either:

  •
  the rate of interest for 1, 2, 3, or 6 month dollar deposits as quoted on the Telerate System Reports in the London interbank eurodollar market ("LIBOR") plus a spread ranging from 1.25% to 2.75%; or

  •
  the higher of (1) the rate most recently announced by Wells Fargo Bank, National Association as its "prime rate" or (2) the Federal Funds Rate plus one-half of one percent per annum (such higher rate, the "Base Rate") plus a spread ranging from 0% to 1.50%.

    The credit facility provides that interest on LIBOR advances will be payable at the end of each applicable interest period or quarterly. Interest on Base Rate advances will be payable quarterly. Upon default, interest will accrue at the Base Rate plus the applicable spread plus 2.00%.

    Under the terms of the credit facility, we have the right to arrange for a $100 million increase to the borrowing availability under the credit facility.

    The credit agreement contains covenants restricting our ability and our subsidiaries' ability to, among other things:

  •
  borrow money;

  •
  pay dividends on, redeem or repurchase our capital stock;

  •
  make investments;

  •
  incur liens on our assets to secure debt;

  •
  merge or consolidate with another company; and

  •
  transfer or sell our assets.

    We are also required to comply with financial covenants with respect to:

  •
  a maximum leverage ratio; and

  •
  a minimum fixed charge coverage ratio.

Publicly Issued Notes

    In June 1999, we issued $200 million principal amount of 10 3/4% senior subordinated notes due 2009, all of which remain outstanding. In February 2001, we issued an additional $150 million of our 10 3/4% senior subordinated notes due 2009 at an offering price of 106% of the principal amount, all of which remain outstanding. The senior subordinated notes are unconditionally guaranteed, on a senior subordinated basis, by substantially all of our wholly-owned subsidiaries. The notes are payable semi-annually in arrears on June 1 and December 1.

    On or after June 1, 2004, we may redeem all or a part of the 10 3/4% notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, to the redemption date:

Year	Percentage
2004	105.375%
2005	103.583%
2006	101.792%
2007 and thereafter	100.000%

    In addition, at any time prior to June 1, 2002, we may on any one or more occasions redeem up to 35% of the aggregate principal amount of the 10 3/4% notes at a redemption price of 110.750% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds of an offering of our capital stock; provided that at least 65% of the aggregate principal amount of 10 3/4% notes issued remain outstanding immediately after the occurrence of such redemption.

    We must repurchase, at the option of the holders, the notes at 101% of their principal amount, plus accrued and unpaid interest, upon the occurrence of a "Change of Control," which is defined in the indenture relating to the 10 3/4% notes. We are not required to make sinking fund with respect to any of the notes.

    The indenture for the 10 3/4% notes contains restrictive covenants similar to those contained in our senior credit facility.

DESCRIPTION OF DEBT SECURITIES

    The debt securities will be direct obligations of ours, which may be secured or unsecured, and which may be senior or subordinated indebtedness. The debt securities may be fully and unconditionally guaranteed on a secured or unsecured, senior or subordinated basis, jointly and severally by substantially all of our wholly-owned domestic subsidiaries. The debt securities will be issued under one or more indentures between us and a trustee. Any indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. The statements made in this prospectus relating to any indentures and the debt securities to be issued under the indentures are summaries of certain anticipated provisions of the indentures and are not complete.

    We have previously filed copies of the forms of indentures as exhibits to the registration statement of which this prospectus is part and will file any final indentures and supplemental indentures if we issue debt securities. You should refer to those indentures for the complete terms of the debt securities.

General

    We may issue debt securities that rank "senior," "senior subordinated" or "subordinated." The debt securities that we refer to as "senior securities" will be direct obligations of ours and will rank equally and ratably in right of payment with other indebtedness of ours that is not subordinated. We may issue debt securities that will be subordinated in right of payment to the prior payment in full of senior indebtedness, as defined in the applicable prospectus supplement, and may rank equally and ratably with the senior subordinated notes and any other senior subordinated indebtedness. We refer to these as "senior subordinated securities." We may also issue debt securities that may be subordinated in right of payment to the senior subordinated securities. These would be "subordinated securities." We have filed with the registration statement of which this prospectus is part two separate forms of indenture, one for the senior securities and one for the senior subordinated and subordinated securities.

    We may issue the debt securities without limit as to aggregate principal amount, in one or more series, in each case as we establish in one or more supplemental indentures. We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of such series, for issuances of additional securities of that series.

    We anticipate that any indenture will provide that we may, but need not, designate more than one trustee under an indenture, each with respect to one or more series of debt securities. Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to that series.

    The applicable prospectus supplement will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:

  •
  the title and series designation and whether they are senior securities, senior subordinated securities or subordinated securities;

  •
  the aggregate principal amount of the securities;

  •
  the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities;

  •
  if convertible, the initial conversion price, the conversion period and any other terms governing such conversion;

  •
  the stated maturity date;

  •
  any fixed or variable interest rate or rates per annum;

  •
  the place where principal, premium, if any, and interest will be payable and where the debt securities can be surrendered for transfer, exchange or conversion;

  •
  the date from which interest may accrue and any interest payment dates;

  •
  any provisions for redemption, including the redemption price and any remarketing arrangements;

  •
  the events of default and covenants of such securities, to the extent different from or in addition to those described in this prospectus;

  •
  whether we will issue the debt securities in certificated or book-entry form;

  •
  whether the debt securities will be in registered or bearer form and, if in registered form, the denominations if other than in even multiples of $1,000 and, if in bearer form, the denominations and terms and conditions relating thereto;

  •
  whether we will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual debt securities represented by the global security;

  •
  the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or any prospectus supplement;

  •
  whether we will pay additional amounts on the securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment;

  •
  the subordination provisions, if any, relating to the debt securities;

  •
  the provisions relating to any security provided for the debt securities; and

  •
  the provisions relating to any guarantee of the debt securities.

    We may issue debt securities at less than the principal amount payable upon maturity. We refer to these securities as "original issue discount securities." If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities.

    Except as may be set forth in any prospectus supplement, an indenture will not contain any other provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control. You should review carefully the applicable prospectus supplement for information with respect to events of default and covenants applicable to the securities being offered.

Denominations, Interest, Registration and Transfer

    Unless otherwise described in the applicable prospectus supplement, we will issue the debt securities of any series that are registered securities in denominations that are even multiples of $1,000, other than global securities, which may be of any denomination.

    Unless otherwise specified in the applicable prospectus supplement, we will pay the interest, principal and any premium at the corporate trust office of the trustee. At our option, however, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States.

    If we do not punctually pay or duly provide for interest on any interest payment date, the defaulted interest will be paid either:

  •
  to the person in whose name the debt security is registered at the close of business on a special record date the applicable trustee will fix; or

  •
  in any other lawful manner, all as the applicable indenture describes.

    You may have your debt securities divided into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. We call this an "exchange."

    You may exchange or transfer debt securities at the office of the applicable trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the "registrar." It will also perform transfers.

    You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The security registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.

Merger, Consolidation or Sale of Assets

    Under any indenture, we are generally permitted to consolidate or merge with another company. We are also permitted to sell substantially all of our assets to another company, or to buy substantially all of the assets of another company. However, we may not take any of these actions unless all the following conditions are met:

  •
  if we merge out of existence or sell our assets, the other company must be a corporation, partnership or other entity organized under the laws of a State or the District of Columbia or under federal law and must agree to be legally responsible for the debt securities; and

  •
  immediately after the merger, sale of assets or other transaction we are not in default on the debt securities. A default for this purpose would include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

    Additional restrictions, if any, on our ability to consolidate or merge with another company or to sell substantially all of our assets to another company or to buy substantially all of the assets of another company will be set forth in the applicable prospectus supplement.

Events of Default and Related Matters

    Events of Default.  The term "event of default" means any of the following:

  •
  we do not pay the principal or any premium on a debt security on its due date;

  •
  we do not pay interest on a debt security within 30 days of its due date;

  •
  we default in the performance or breach provisions of the applicable indenture relating to mergers, consolidations and transfers of all or substantially all of our assets;

  •
  we remain in breach of any other term of the applicable indenture for 30 days after we receive a notice of default stating we are in breach. Either the trustee or holders of 25% or more in principal amount of debt securities of the affected series may send the notice;

  •
  we default in the payment of any of our other indebtedness over a specified amount that results in the acceleration of the maturity of the indebtedness or constitutes a default in the payment of the indebtedness at final maturity, but only if the indebtedness is not discharged or the acceleration is not rescinded or annulled;

  •
  a final judgment or order for the payment of money over a specified amount is rendered against us or any of our "significant subsidiaries"

  •
  we or one of our "significant subsidiaries" files for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur;

  •
  any other event of default described in the applicable prospectus supplement occurs.

The term "significant subsidiary" means each of our significant subsidiaries (as defined in Regulation S-X promulgated under the Securities Act of 1933).

    Remedies If an Event of Default Occurs.  If an event of default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. We call this a "declaration of acceleration of maturity." If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder. At any time after the trustee or the holders have accelerated any series of debt securities, but before a judgment or decree for payment of the money due has been obtained, the holders of at least a majority in principal amount of the debt securities of the affected series may, under certain circumstances, rescind and annul such acceleration.

    The trustee will be required to give notice to the holders of debt securities within 90 days of a default under the applicable indenture unless the default has been cured or waived. The trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series, except a default in the payment of the principal, premium, or interest on any debt security of that series in respect of any debt security of that series, if specified responsible officers of the trustee consider the withholding to be in the interest of the holders.

    Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. We refer to this as an "indemnity." If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture, subject to certain limitations.

    Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

  •
  you must give the trustee written notice that an event of default has occurred and remains uncured;

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  the holders of at least 25% in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action; and

  •
  the trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity.

    However, you are entitled at any time to bring a lawsuit for the payment of money due on your security after its due date.

    Every year we will furnish to the trustee a written statement by certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities, or else specifying any default.

Modification of an Indenture

    There are three types of changes we can make to the indentures and the debt securities:

    Changes Requiring Your Approval.  First, there are changes we cannot make to your debt securities without your specific approval. The following is a list of those types of changes:

  •
  change the stated maturity of the principal or interest on a debt security;

  •
  reduce any amounts due on a debt security;

  •
  reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

  •
  change the place or currency of payment on a debt security;

  •
  waive a default in the payment of principal of, premium, if any, or interest on the debt security;

  •
  modify the subordination provisions, if any, in a manner that is adverse to you; or

  •
  reduce the percentage of holders of debt securities whose consent is needed to modify or amend an indenture or to waive compliance with certain provisions of an indenture or to waive certain defaults.

    Changes Requiring a Majority Vote.  The second type of change to an indenture and the debt securities is the kind that requires a vote in favor by holders of debt securities owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect holders of the debt securities. We require the same vote to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of an indenture or the debt securities listed in the first category described above under "—Changes Requiring Your Approval" unless we obtain your individual consent to the waiver.

    Changes Not Requiring Approval.  The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes that:

  •
  cure any ambiguity, defect or inconsistency in the indenture; provided that such amendments do not adversely affect the interests of the holders of the debt securities of the particular series in any material respect; or

  •
  make any change that, in the good faith opinion of our board of directors, does not materially and adversely affect the rights of any holder of the debt securities of the particular series.

    Further Details Concerning Voting.  When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

  •
  For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

  •
  For debt securities whose principal amount is not known, we will use a special rule for that security described in the applicable prospectus supplement. An example is if the principal amount is based on an index.

    Debt securities are not considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption or if we or one of our affiliates own them. Debt securities are also not eligible to vote if they have been fully defeased as described immediately below under "—Discharge, Defeasance and Covenant Defeasance—Full Defeasance."

    A meeting may be called at any time by the trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case, upon notice given as provided in the indenture.

Discharge, Defeasance and Covenant Defeasance

    Discharge.  We may discharge some obligations to holders of any series of debt securities that either have become due and payable or will become due and payable within one year, or scheduled for redemption within one year, by irrevocably depositing with the trustee, in trust, funds in the applicable currency in an amount sufficient to pay the debt securities, including any premium and interest.

    Full Defeasance.  We can, under particular circumstances, effect a full defeasance of your series of debt securities. By this we mean we can legally release ourselves from any payment or other obligations on the debt securities if we put in place the following arrangements to repay you:

  •
  we must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

  •
  we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that we have received from, or there has been published by, the Internal Revenue Service a ruling or since the date of the applicable indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the you will not recognize income, gain or loss for federal income tax purposes as a result of such full defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such full defeasance had not occurred;

  •
  no default or event of default shall have occurred and be continuing either: on the date of such deposit or insofar as events of default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

  •
  such full defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the applicable indenture) to which we or any of our subsidiaries is a party or bound;

  •
  we must deliver to the trustee an opinion of counsel to the effect that, assuming no intervening bankruptcy of us or any guarantor between the date of deposit and the 91st day following the deposit and assuming that no holder of the debt security is an "insider" under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

  •
  we must deliver to the trustee an officers' certificate stating that we did not make the deposit with the intent of preferring you over our other creditors with the intent of defeating, hindering, delaying or defrauding our creditors or others; and

  •
  we must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the full defeasance have been satisfied.

    If we did accomplish full defeasance, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. You would also be released from any subordination provisions.

    Covenant Defeasance.  Under current federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities. This is called "covenant defeasance." In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the securities and you would be released from any subordination provisions. In order to achieve covenant defeasance, we must do the following:

  •
  we must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

  •
  we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that you will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

  •
  no default or event of default shall have occurred and be continuing either: on the date of such deposit or insofar as events of default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

  •
  such covenant defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the applicable indenture) to which we or any of our subsidiaries is a party or bound;

  •
  we must deliver to the trustee an opinion of counsel to the effect that, assuming no intervening bankruptcy of us or any guarantor between the date of deposit and the 91st day following the deposit and assuming that no holder of the debt security is an "insider" under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

  •
  we must deliver to the trustee an officers' certificate stating that we did not make the deposit with the intent of preferring you over our other creditors with the intent of defeating, hindering, delaying or defrauding our creditors or others; and

  •
  we must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the covenant defeasance have been satisfied.

    If we accomplish covenant defeasance, the following provisions of an indenture and the debt securities would no longer apply:

  •
  any covenants applicable to the series of debt securities and described in the applicable prospectus supplement;

  •
  any subordination provisions; and

  •
  certain events of default relating to breach of covenants and acceleration of the maturity of other debt set forth in any prospectus supplement.

    If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if a shortfall in the trust deposit occurred. If one of the remaining events of default occurs, for example, our bankruptcy, and the debt securities become immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Subordination

    We will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of senior subordinated securities or subordinated securities is subordinated to debt securities of another series or to other indebtedness of ours. The terms will include a description of:

  •
  the indebtedness ranking senior to the debt securities being offered;

  •
  the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

  •
  the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default; and

  •
  provisions requiring holders of the debt securities being offered to remit some payments to holders of senior indebtedness.

Global Securities

    If so set forth in the applicable prospectus supplement, we may issue the debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with a depositary identified in the prospectus supplement. We may issue global securities in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to any series of debt securities will be described in the prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

    The description below summarizes the more important terms of our capital stock. We have previously filed with the SEC copies of our articles of incorporation and bylaws, as amended. See "Where You Can Find More Information." You should refer to those documents for the complete terms of our capital stock. This summary is subject to and qualified by reference to the description of the particular terms of your securities described in the applicable prospectus supplement.

General

    Our authorized capital stock consists of 60,000,000 shares of common stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $.01 per share.

Common Stock

    Voting Rights.  Holders of common stock are entitled to one vote per share on each matter to be decided by the shareholders, subject to the rights of holders of any series of preferred stock that may be outstanding from time to time. This provision of our bylaws may only be modified by amendment adopted by the shareholders. There are no cumulative voting rights in the election of directors. Accordingly, the holders of a majority of common stock entitled to vote in any election of directors may elect all of the directors standing for election.

    Dividend Rights and Limitations.  Holders of common stock will be entitled to receive ratably the dividends, if any, as the board of directors may declare from time to time out of funds legally available for this purpose.

    Dividends and other distributions on common stock are also subject to the rights of holders of any series of preferred stock that may be outstanding from time to time and to the restrictions in our credit agreement and indentures. See "Description of Certain Indebtedness."

    Liquidation Rights.  In the event of liquidation, dissolution or winding up of our affairs, after payment or provision for payment of all of our debts and obligations and any preferential distributions to holders of shares of preferred stock, if any, the holders of the common stock will be entitled to share ratably in our remaining assets available for distribution.

    Miscellaneous.  All outstanding shares of common stock are validly issued, fully paid and nonassessable. Our board of directors has the power to issue shares of authorized but unissued common stock without further shareholder action. The issuance of these unissued shares could have the effect of diluting the earnings per share and book value per share of currently outstanding shares of common stock. The holders of common stock have no preemptive, subscription, redemption or conversion rights.

    Reference is made to the applicable prospectus supplement relating to the common stock offered by that prospectus supplement for specific terms, including:

  •
  amount and number of shares offered;

  •
  the initial offering price, if any, and market price; and

  •
  information with respect to dividends.

Preferred Stock

    Our certificate of incorporation authorizes the issuance of 10,000,000 shares of preferred stock. Our board is authorized to provide for the issuance of shares of preferred stock in one or more series, and to fix for each series voting rights, if any, designation, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions as provided in a resolution or resolutions adopted by the board. The board may authorize the issuance of shares of preferred stock with terms and conditions which could discourage a takeover or other transaction that holders of some or a majority of shares of common stock might believe to be in their best interests or in which holders of common stock might receive a premium for their shares over the then market price.

    Transfer Agent and Registrar.  The transfer agent and registrar for our common stock is Computershare Investor Services, Chicago, Illinois.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF DELAWARE LAW,
THE CERTIFICATE OF INCORPORATION AND BYLAWS

    We are subject to Section 203 of the Delaware General Corporation Law, or DGCL Section 203, which regulates corporate acquisitions. DGCL Section 203 prevents certain Delaware corporations, including those whose securities are listed for trading on the New York Stock Exchange, from engaging, under certain circumstances in a "business combination" with any "interested stockholder" for three years following the date that such stockholder became an interested stockholder. For purposes of DGCL Section 203, a "business combination" includes, among other things, a merger or consolidation involving us and the interested stockholder and the sale of more than ten percent (10%) of our assets. In general, DGCL Section 203 defines an "interested stockholder" as any entity or person beneficially owing 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person. A Delaware corporation may "opt out" of DGCL Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from amendments approved by the holders of at least a majority of the corporation's outstanding voting shares. We have not "opted out" of the provisions of DGCL Section 203.

    In addition, the gaming laws and regulations of Illinois, Indiana, Iowa, Missouri and Louisiana and other jurisdictions in which we may seek or obtain licenses contain restrictions on the ability of a person or group to gain control over us without regulatory approval. In addition, under certain circumstances, if the applicable regulatory body determines that a stockholder does not meet certain criterion, such stockholder may be required to divest his or her shares of common stock.

    Our certificate of incorporation provides that the board of directors is divided into three classes of directors, with each class serving a three year term. The classification system of electing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us and may maintain the incumbency of the board of directors, as the classification of the board of directors generally increases the difficulty of replacing a majority of the directors. The certificate of incorporation also provides that all stockholder actions must be effected at a duly called meeting and not by a consent in writing. Further, certain provisions of our certificate of incorporation provide that the stockholders may amend the bylaws or certain provisions of the certificate of incorporation only by the affirmative vote of 50% of our capital stock. These provisions of the certificate of incorporation and bylaws could discourage potential acquisition proposals and could delay or prevent a change in control of us. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.

    Our bylaws provide that any action required or permitted to be taken by our stockholders at an annual meeting of stockholders may only be taken if each stockholder is given proper advance notice of the action. The bylaws further provide that special meetings of stockholders may only be called by a majority of our board of directors, the chairman of our board of directors or our president. The foregoing provisions could have the effect of delaying until the next stockholders meeting stockholder actions which are favored by the holders of a majority of our outstanding voting securities

PLAN OF DISTRIBUTION

    We may sell the securities being offered hereby:

  •
  directly to purchasers;

  •
  through agents;

  •
  through underwriters; and

  •
  through dealers.

    Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent, who shall be deemed to be an underwriter as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), involved in the offer or the sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Agents may be entitled under agreements, which may be entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

    If any underwriters are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement with such underwriters at the time of sale to them and the name of the underwriters and the terms of the transaction will be set forth in the prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by us against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

    If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of the resale. Dealers may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

    Certain of the underwriters and their affiliates may engage in transactions with and perform services for us in the ordinary course of business for which they receive compensation.

    The place and time of delivery for the securities in respect of which this prospectus is delivered are set forth in the accompanying prospectus supplement.

LEGAL MATTERS

    The validity of the offered securities will be passed upon for us by Winston & Strawn, Chicago, Illinois.

EXPERTS

    Ernst and Young LLP, independent auditors, have audited our consolidated financial statements at December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, as set forth in their report. We've incorporated by reference our financial statements in the prospectus and elsewhere in the registration statement in reliance of Ernst and Young LLP's report, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

    All capitalized terms used and not defined in Part II of this Registration Statement shall have the meaning assigned to them in the Prospectus which forms a part of this Registration Statement.

Item 14. Other Expenses of Issuance and Distribution.

    The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of the securities being registered. All amounts are estimates except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$75,000
Printing expenses	$150,000
Legal fees and expenses	$200,000
Accounting fees and expenses	$150,000
Trustee fees	$10,000
Rating agency fees	$225,000
Miscellaneous	$50,000

Total	$860,000

Item 15. Indemnification of Directors and Officers.

    Section 145 of the General Corporation Law of the State of Delaware permits indemnification of directors, officers, employees and agents of corporations under certain conditions and subject to certain limitations. Our By-Laws provides for indemnification of any of our directors, officers, or legal representatives, or any person serving in the same capacity in any other enterprise at our request, under certain circumstances. Our By-Laws indemnifies our directors and officers to the fullest extent permissible under Delaware law.

    Our directors and officers are insured, at our expense, against certain liabilities which might arise out of their employment and which might not be subject to indemnification under the By-Laws.

Item 16. Exhibits.

Exhibit Number	Description
*1.1	Form of Underwriting Agreement (Debt Securities)
*1.2	Form of Underwriting Agreement (Common Stock)
4.1	Form of Senior Indenture
4.2	Form of Subordinated Indenture
4.3	Form of stock certificate representing shares of Common Stock, $.01 par value per share of the company (previously filed with the SEC as an Exhibit to the Company's Registration Statement on Form S-1 (File No. 33-55878) and incorporated herein by reference)
*4.4	Form of Senior Debt Security
*4.5	Form of Subordinated Debt Security
5.1	Opinion of Winston & Strawn
12	Statement regarding computation of ratios of earnings to fixed charges
23.1	Consent of Winston & Strawn (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP
24	Powers of Attorney
*25	Statement of Eligibility of Trustee on Form T-1

*
To be filed by amendment or incorporated by reference in connection with the offering of offered securities, as appropriate.

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Item 17. Undertakings

    (a) The Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) The Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

    (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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    (e) The Registrant hereby undertakes that:

      (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be a part of this Registration Statement as of the time it was declared effective.

      (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (f)  The Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

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SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alton, State of Illinois, on June 8, 2001.

ARGOSY GAMING COMPANY
By:	/s/ JAMES B. PERRY Name: James B. Perry Title: Director, President and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

* William F. Cellini	Chairman of the Board of Directors	June 8, 2001
/s/ JAMES B. PERRY James B. Perry	Director, President and Chief Executive Officer (Principal Executive Officer)	June 8, 2001
/s/ DALE R. BLACK Dale R. Black	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 8, 2001
* Edward F. Brennan	Director	June 8, 2001
* George L. Bristol	Director	June 8, 2001
* F. Lance Callis	Director	June 8, 2001
* Jimmy F. Gallagher	Director	June 8, 2001
* John B. Pratt	Director	June 8, 2001
*By:	/s/ DALE R. BLACK Dale R. Black, as attorney-in-fact

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SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Alton Gaming Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alton, State of Illinois, on June 8, 2001.

ALTON GAMING COMPANY
By:	/s/ JAMES B. PERRY Name: James B. Perry Title: President

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/s/ JAMES B. PERRY James B. Perry	President and Sole Director (Principal Executive Officer)	June 8, 2001
/s/ DALE R. BLACK Dale R. Black	Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 8, 2001

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SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Argosy of Iowa, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alton, State of Illinois, on June 8, 2001.

ARGOSY OF IOWA, INC.
By:	/s/ JAMES B. PERRY Name: James B. Perry Title: President

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/s/ JAMES B. PERRY James B. Perry	President and Sole Director (Principal Executive Officer)	June 8, 2001
/s/ DALE R. BLACK Dale R. Black	Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 8, 2001

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SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Argosy of Louisiana, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alton, State of Illinois, on June 8, 2001.

ARGOSY OF LOUISIANA, INC.
By:	/s/ JAMES B. PERRY Name: James B. Perry Title: President

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/s/ JAMES B. PERRY James B. Perry	President and Sole Director (Principal Executive Officer)	June 8, 2001
/s/ DALE R. BLACK Dale R. Black	Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 8, 2001

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SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Catfish Queen Partnership in Commendam certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alton, State of Illinois, on June 8, 2001.

CATFISH QUEEN PARTNERSHIP IN COMMENDAM By: Argosy of Louisiana, Inc., its General Partner
By:	/s/ JAMES B. PERRY Name: James B. Perry Title: President

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/s/ JAMES B. PERRY James B. Perry	President and Sole Director (Principal Executive Officer) of Argosy of Louisiana, Inc., the general partner of Catfish Queen Partnership in Commendam	June 8, 2001
/s/ DALE R. BLACK Dale R. Black	Treasurer (Principal Financial Officer and Principal Accounting Officer) of Argosy of Louisiana, Inc., the general partner of Catfish Queen Partnership in Commendam	June 8, 2001

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SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Centroplex Centre Convention Hotel, L.L.C. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alton, State of Illinois, June 8, 2001.

CENTROPLEX CENTRE CONVENTION HOTEL, L.L.C.
By:	Argosy Gaming Company, its Sole Member
By:	/s/ JAMES B. PERRY Name: James B. Perry Title: Director, President and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/s/ JAMES B. PERRY James B. Perry	Director, President and Chief Executive Officer (Principal Executive Officer) of Argosy Gaming Company, the sole member of Centroplex Centre Convention Hotel, L.L.C.	June 8, 2001
/s/ DALE R. BLACK Dale R. Black	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) of Argosy Gaming Company, the sole member of Centroplex Centre Convention Hotel, L.L.C.	June 8, 2001

II–9

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, The Indiana Gaming Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alton, State of Illinois, on June 8, 2001.

THE INDIANA GAMING COMPANY
By:	/s/ JAMES B. PERRY Name: James B. Perry Title: President

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/s/ JAMES B. PERRY James B. Perry	President and Sole Director (Principal Executive Officer)	June 8, 2001
/s/ DALE R. BLACK Dale R. Black	Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 8, 2001

II–10

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Indiana Gaming Holding Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alton, State of Illinois, on June 8, 2001.

INDIANA GAMING HOLDING COMPANY
By:	/s/ JAMES B. PERRY Name: James B. Perry Title: President

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/s/ JAMES B. PERRY James B. Perry	President and Sole Director (Principal Executive Officer)	June 8, 2001
/s/ DALE R. BLACK Dale R. Black	Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 8, 2001

II–11

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Indiana Gaming Company, L.P. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alton, State of Illinois, on June 8, 2001.

INDIANA GAMING COMPANY, L.P.
By:	The Indiana Gaming Company, its General Partner
By:	/s/ JAMES B. PERRY Name: James B. Perry Title: President

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/s/ JAMES B. PERRY James B. Perry	President and Sole Director (Principal Executive Officer) of The Indiana Gaming Company, the general partner of Indiana Gaming Company, L.P.	June 8, 2001
/s/ DALE R. BLACK Dale R. Black	Treasurer (Principal Financial Officer and Principal Accounting Officer) of The Indiana Gaming Company, the general partner of Indiana Gaming Company, L.P.	June 8, 2001

II–12

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Indiana Gaming II, L.P. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alton, State of Illinois, on June 8, 2001.

INDIANA GAMING II, L.P.
By:	Indiana Gaming Holding Company, its General Partner
By:	/s/ JAMES B. PERRY Name: James B. Perry Title: President

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/s/ JAMES B. PERRY James B. Perry	President and Sole Director (Principal Executive Officer) of Indiana Gaming Holding Company, the general partner of Indiana Gaming II, L.P.	June 8, 2001
/s/ DALE R. BLACK Dale R. Black	Treasurer (Principal Financial Officer and Principal Accounting Officer) of Indiana Gaming Holding Company, the general partner of Indiana Gaming II, L.P.	June 8, 2001

II–13

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Iowa Gaming Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alton, State of Illinois, on June 8, 2001.

IOWA GAMING COMPANY
By:	/s/ JAMES B. PERRY Name: James B. Perry Title: President

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/s/ JAMES B. PERRY James B. Perry	President and Sole Director (Principal Executive Officer)	June 8, 2001
/s/ DALE R. BLACK Dale R. Black	Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 8, 2001

II–14

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Belle of Sioux City, L.P. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alton, State of Illinois, on June 8, 2001.

BELLE OF SIOUX CITY, L.P.
By:	Iowa Gaming Company, its General Partner
By:	/s/ JAMES B. PERRY Name: James B. Perry Title: President

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/s/ JAMES B. PERRY James B. Perry	President and Sole Director (Principal Executive Officer) of Iowa Gaming Company, the general partner of Belle of Sioux City, L.P.	June 8, 2001
/s/ DALE R. BLACK Dale R. Black	Treasurer (Principal Financial Officer and Principal Accounting Officer) of Iowa Gaming Company, the general partner of Belle of Sioux City, L.P.	June 8, 2001

II–15

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Jazz Enterprises, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alton, State of Illinois, on June 8, 2001.

JAZZ ENTERPRISES, INC.
By:	/s/ JAMES B. PERRY Name: James B. Perry Title: President

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/s/ JAMES B. PERRY James B. Perry	President and Sole Director (Principal Executive Officer)	June 8, 2001
/s/ DALE R. BLACK Dale R. Black	Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 8, 2001

II–16

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, The Missouri Gaming Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alton, State of Illinois, on June 8, 2001.

THE MISSOURI GAMING COMPANY
By:	/s/ JAMES B. PERRY Name: James B. Perry Title: President

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/s/ JAMES B. PERRY James B. Perry	President and Sole Director (Principal Executive Officer)	June 8, 2001
/s/ DALE R. BLACK Dale R. Black	Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 8, 2001

II–17

EXHIBIT INDEX

    The following documents are filed herewith or incorporated herein by reference.

Exhibit Number	Description of Exhibits
*1.1	Form of Underwriting Agreement (Debt Securities)
*1.2	Form of Underwriting Agreement (Common Stock)
4.1	Form of Senior Indenture
4.2	Form of Subordinated Indenture
4.3	Form of stock certificate representing shares of Common Stock, $.01 par value per share of the company (previously filed with the SEC as an Exhibit to the Company's Registration Statement on Form S-1 (File No. 33-55878) and incorporated herein by reference)
*4.4	Form of Senior Debt Security
*4.5	Form of Subordinated Debt Security
5.1	Opinion of Winston & Strawn
12	Statement regarding computation of ratios of earnings to fixed charges
23.1	Consent of Winston & Strawn (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP
24	Powers of Attorney
*25	Statement of Eligibility of Trustee on Form T-1

*
To be filed by amendment or incorporated by reference in connection with the offering of offered securities, as appropriate.

II–18

QuickLinks

TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
FORWARD-LOOKING STATEMENTS
WHERE YOU CAN FIND MORE INFORMATION
THE COMPANY
RECENT DEVELOPMENTS
RISK FACTORS
RATIO OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
DESCRIPTION OF CERTAIN INDEBTEDNESS
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF CAPITAL STOCK
ANTI-TAKEOVER EFFECTS OF PROVISIONS OF DELAWARE LAW, THE CERTIFICATE OF INCORPORATION AND BYLAWS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
EXHIBIT INDEX